[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.1

Amendment No. 2 to Second Amended and Restated Exclusive License Agreement

This Amendment No. 2 to Second Amended and Restated Exclusive License Agreement (this “Amendment 2”) is entered into and effective as of August 5, 2025 (the “Amendment 2 Effective Date”) by and among Eluminex Biosciences (Suzhou) Limited典晶生物医药科技f（苏州）有限公司, a company organized under the laws of People’s Republic of China with registered address at Unit 401, Building B7, Suzhou BioBAY, No. 218, Xinghu Street, Suzhou Industrial Park, Suzhou, Jiangsu Province 215123, People’s Republic of China (“ELUMINEX”), FibroGen, Inc., a company organized under the laws of Delaware in the United States with a business address at 350 Bay Street, Suite 100 #6009, San Francisco, California 94133, U.S.A. (“FibroGen US”), FibroGen International (Hong Kong) Limited, a private limited company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) with registered address at 26th Floor, Three Exchange Square, 8 Connaught Place Central, Hong Kong (“FibroGen HK”), FibroGen (China) Medical Technology Development Co., Ltd. 珐博进（中国）医药技术开发有限公司, a wholly foreign owned limited liability company organized under the laws of People’s Republic of China having its principal place of business at 101-601, Unit 2, Building 7, No. 88, 6th Ke Chuang Street, Beijing Economic Technological Development Area, Beijing, People’s Republic of China (“FibroGen China”), and Beijing Falikang Pharmaceutical Co., Ltd. 北京珐利康医药有限公司, a majority foreign owned company organized under the laws of People’s Republic of China having its principal place of business at Room 113, Floor 1, Unit 1, Building No. 6, 88 Kechuang 6th Street, Beijing Economic and Technolgical Development Zone, Beijing, People’s Republic of China (“Falikang”; together with FibroGen HK and FibroGen China, the “Company Group”).

WHEREAS, ELUMINEX and FibroGen US and its Affiliates entered into a Second Amended and Restated Exclusive License Agreement, effective 19th April 2023, as amended by an Amendment No. 1 to the Second Amended and Restated Exclusive License Agreement, entered into as of November 16, 2023 by and between FibroGen China and ELUMINEX (the “Agreement”);

[*]

WHEREAS, [*], FibroGen China no longer holds any assets being licensed under the Agreement and therefore no longer needs to be a party to the Agreement;

WHEREAS, FibroGen HK and Falikang each have never held any assets being licensed under the Agreement and therefore do not need to be a party to the Agreement;

WHEREAS, Section 12.9 of the Agreement provides that the Agreement may not be assigned by a Party without the other Party’s prior written consent, except that a Party may assign the Agreement (in part or in whole (i) to an Affiliate of the assigning Party (for so long as such Affiliate remains an Affiliate) or (ii) in connection with a merger, consolidation or sale of such Party or sale of all or substantially all of the assets of the Party that relate to the Agreement, without the prior consent of the non-assigning Party; and

WHEREAS, in accordance with Section 12.9 of the Agreement, FibroGen HK, FibroGen China and Falikang each desire to assign and delegate to FibroGen US, and FibroGen US desires to accept the assignment and delegation of, and ELUMINEX desires to acknowledge and consent to such assignment and delegation of, all of FibroGen HK’s, FibroGen China’s and Falikang’s respective rights and obligations under the Agreement to FibroGen US [*] and pursuant to the terms and conditions of this Amendment 2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.
Definitions. Unless otherwise defined herein, capitalized terms used without a definition hereunder shall have the same meaning as ascribed to them in the Agreement.
2.
Assignment. Pursuant to Section 12.9 of the Agreement, FibroGen HK, FibroGen China and Falikang each hereby [*] assign, transfer, convey and delegate all of their respective rights and obligations under the Agreement to FibroGen US, [*] (the “Assignment”). Fibrogen China hereby represents and warrants to ELUMINEX that, [*], it no longer holds any assets being licensed under the Agreement. FibroGen HK and Falikang each hereby represent and warrant to ELUMINEX that, [*], they do not hold, and have never held, any assets being licensed under the Agreement. In addition, [*], FibroGen HK, FibroGen China and Falikang each hereby represent and warrant to ELUMINEX, and ELUMINEX acknowledges, that each of FibroGen HK, FibroGen China and Falikang will no longer be an Affiliate of FibroGen US.
3.
Assumption. FibroGen US hereby accepts the Assignment, and assumes and agrees to observe and perform all of the rights and obligations of the Company Group, [*]. For the avoidance of doubt, the Company Group shall continue to be bound by, and the Assignment shall not diminish or otherwise impact, their obligations under Article 10 of the Agreement.
4.
Acknowlegment and Cooperation. ELUMINEX hereby acknowledges and consents to the Assignment. In addition, ELUMINEX acknowledges [*], ELUMINEX may elect to enter into a separate Asset Purchase Agreement to that effect, which will replace and supersede the Agreement, [*]. [*]. FibroGen US shall provide payment instructions (including necessary account information) with the issuance of any invoice by FibroGen US [*].
5.
Cooperation. FibroGen US acknowledges, understands and agrees that certain Taxes may be imposed by Governmental Authorities as a result of or otherwise in connection with the Assignment, [*].
6.
Release. FibroGen US hereby releases and forever relieves, relinquishes, releases, waives and discharges FibroGen China, along with the Company Group, and its/their past, present and future affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns from any and all past, present and future claims, debts, actions, causes of action, liabilities, demands, duties, obligations, promises, acts, agreements, costs, expenses (including, without limitation, attorneys’ fees, court costs and other litigation expenses) and damages (“Liabilities”) of whatsoever kind or nature, whether now known or unknown, pursuant to, based upon, resulting from, arising out of, or in connection with the Assignment; provided, however, that nothing herein affects any rights, liabilities, or obligations of FibroGen China due to be performed [*]. ELUMINEX acknowledges and agrees to release FibroGen China, along with the Company Group, for any Liabilities [*]. For clarity, nothing herein affects any liabilities or obligations of the Company Group to ELUMINEX (i) accrued [*] under the Agreement, (ii) under this Amendment 2, or (iii) [*].
7.
References. [*], references to “FibroGen China” under the Agreement shall mean FibroGen US, and references to “this Agreement” under the Agreement shall mean the Agreement, as amended by this Amendment 2.
8.
Sufficiency of Consideration. The parties to this Amendment 2 jointly and severally represent, warrant and covenant that each has received full and sufficient consideration for all rights granted and obligations undertaken in this Amendment 2. Each party to this Amendment 2 hereby represents and warrants that the arrangement of the Assignment and the assumption of the rights and obligations

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

under the Agreement, as amended by this Amendment 2, reflects its true intention and has been properly and sufficiently approved and authorized, and that its respective authorized representative has been properly authorized to execute this Amendment 2.
9.
This Amendment 2 forms an integral part of the Agreement. Except for the provisions expressly amended by this Amendment 2, all other provisions of the Agreement remain unchanged and continue to be in full force and effect. This Amendment 2 supplements and amends the Agreement, and the Agreement and this Amendment 2 shall henceforth be read together and shall have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument. The Agreement, as amended hereby, shall continue in full force and effect for the remainder of the term thereof in accordance with the terms thereof and hereof, provided that, [*], the Company Group will no longer be parties to the Agreement but will remain bound by Article 10 of the Agreement. The Agreement, as amended hereby, shall inure to the benefit of the Parties and their respective successors and permitted assigns. To the extent of any conflict between the provisions of this Amendment 2 and the Agreement, the provisions of this Amendment 2 shall prevail.
10.
This Amendment 2 may be executed in counterparts by a single party, each of which when taken together shall constitute one and the same instrument, and may be executed, including execution via electronic signatures, and delivered through the use of facsimiles or .pdf or other electronically transmitted documents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 2 through their respective duly authorized representatives.

FibroGen, Inc.

2025-Aug-04		/s/ [*]
Date	By:	[*] [*]

FibroGen C:00042590.4

FibroGen (China) Medical Technology Development Co., Ltd. 珐博进（中国）医药技术开发有限公司

Aug 13, 2025		/s/ [*]
Date	Chop:

FibroGen International (Hong Kong) Limited

Aug 13, 2025		/s/ [*]
Date	By:

Beijing Falikang Pharmaceutical Co., Ltd. 北京珐利康医药有限公司

Aug 13, 2025		/s/ [*]
Date	Chop:

Eluminex BioSciences (Suzhou) Limited典晶生物医药科技（苏州）有限公司

Aug 7, 2025		/s/ [*]
Date	By:	[*] [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.